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                                                                       EXHIBIT 8
                            JOINT FILING AGREEMENT
                            ----------------------

     In accordance with Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock, par value $0.001 per share, of SEDA Specialty Packaging Corp., a Delaware corporation, and that this Agreement may be included as an Exhibit to such joint filing.

     IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of June 23, 1997.


Dated:  June 23, 1997                  Shahrokh Sedaghat


                                       /s/ Shahrokh Sedaghat
                                       -----------------------------------------





Dated:  June 23, 1997                  Shapour Sedaghat, individually and as
                                       co-trustee


                                       /s/ Shapour Sedaghat
                                       -----------------------------------------



Dated:  June 23, 1997                  Parvindokht Sedaghat, individually and as
                                       co-trustee


                                       /s/ Parvindokht Sedaghat
                                       -----------------------------------------

                            (Page 13 of 13 Pages)